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                                                                     EXHIBIT 4.5



        FIRST SUPPLEMENTAL INDENTURE, dated as of February 11, 1998 among ACME TELEVISION, LLC, a Delaware limited liability company (the "Company"), and ACME FINANCE CORPORATION, a Delaware corporation ("Finance" and, together with the Company, jointly and severally, the "Issuers"), the Guarantors (as defined in the Indenture (as defined herein) and referred to herein as the "Original Guarantors"), ACME TELEVISION LICENSES OF UTAH, LLC, a Delaware limited liability company, ACME TELEVISION OF NEW MEXICO, LLC, a Delaware limited liability company, and ACME TELEVISION OF UTAH, LLC, a Delaware limited liability company, (each an "Additional Guarantor" and, together the "Additional Guarantors"), and ACME TELEVISION HOLDINGS OF TENNESSEE, LLC, a Delaware limited liability company, ACME TELEVISION HOLDINGS OF OREGON, LLC, a Delaware limited liability company, ACME TELEVISION LICENSES OF TENNESSEE, LLC, a Delaware limited liability company, ACME TELEVISION LICENSES OF OREGON, LLC, a Delaware limited liability company, ACME TELEVISION OF TENNESSEE, LLC, a Delaware limited liability company, and ACME TELEVISION OF OREGON, LLC, a Delaware limited liability company, (each a "Successor Guarantor" and, together the "Successor Guarantors" and, together with the Additional Guarantors and the Original Guarantors, the "Guarantors"), and WILMINGTON TRUST COMPANY (the "Trustee"), as Trustee under the Indenture.

        WHEREAS, the Company, the Original Guarantors and the Trustee have previously entered into an Indenture dated as of September 30, 1997 (the "Indenture") relating to the Issuers' 10 7/8% Senior Discount Notes due 2004 (the "Notes");

        WHEREAS, with respect to the Additional Guarantors, Section 9.01 of the Indenture provides that the Company, the Original Guarantors and the Trustee may, without the written consent of the holders of the outstanding Notes, amend the Indenture as provided therein to provide for the creation of subsidiaries by the Issuers;

        WHEREAS, with respect to the Successor Guarantors, Section 5.02 of the Indenture provides for the substitution of successor entities into which an Original Guarantor is merged;

        WHEREAS, the Board of Directors or the Majority Member of each of the Issuers and the Original Guarantors have consented to this First Supplemental Indenture; and

        WHEREAS, all acts and things prescribed by the Certificate of Formation and the Limited Liability Company Agreements (each as now in effect) of the Additional and Successor Guarantors necessary to make this First Supplemental Indenture a valid instrument legally binding on each of the Additional and Successor Guarantors for the purposes herein expressed, in accordance with its terms, have been duly done and performed;

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Original Guarantors, the Additional Guarantors, the Successor Guarantors and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the holders of the Notes as follows:



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        1. Additional Guarantors. As of the date hereof and pursuant to this
First Supplemental Indenture, ACME Television Licenses of Utah, LLC, a Delaware limited liability company, ACME Television of New Mexico, LLC, a Delaware limited liability company, and ACME Television of Utah, LLC, a Delaware limited liability company, each hereby becomes a Guarantor under the Indenture in accordance with the terms and conditions of the Indenture and shall each assume all rights and obligations of a Guarantor thereunder.

        2. Compliance with and Fulfillment of Condition of Article IX. Each Additional Guarantor's execution and delivery of this First Supplemental Indenture and the respective Guarantee (along with such documentation relating thereto as the Trustee shall require, including, without limitation, an Opinion of Counsel as to the enforceability of each such Guarantee and the First Supplemental Indenture and an Officer's Certificate from each entity) fulfills its requirements under Section 9.01 of the Indenture.

        3. Successor Guarantors. As of the date hereof and pursuant to this First Supplemental Indenture, ACME Television Holdings of Oregon, LLC, a Delaware limited liability company, ACME Television Holdings of Tennessee, LLC, a Delaware limited liability company, ACME Television Licenses of Oregon, LLC, a Delaware limited liability company, ACME Television Licenses of Tennessee, LLC, a Delaware limited liability company, ACME Television of Oregon, LLC, a Delaware limited liability company, and ACME Television of Tennessee, LLC, a Delaware limited liability company, each hereby expressly assumes all of the obligations of ACME Television Holdings of Oregon, LLC, an Oregon limited liability company, ACME Television Holdings of Tennessee, LLC, a Tennessee limited liability company, ACME Television Licenses of Oregon, LLC, an Oregon limited liability company, ACME Television Licenses of Tennessee, LLC, a Tennessee limited liability company, ACME Television of Oregon, LLC, an Oregon limited liability company, and ACME Television of Tennessee, LLC, a Tennessee limited liability company, respectively, under the Indenture and each such Guarantee and the obligations thereunder shall remain in full force and effect.

        4. Compliance with and Fulfillment of Condition of Article V. Each Successor Guarantor's execution and delivery of this First Supplemental Indenture and the respective Guarantee (along with such documentation relating thereto as the Trustee shall require, including, without limitation, an Opinion of Counsel as to the enforceability of each such Guarantee and the First Supplemental Indenture and an Officer's Certificate from each entity) fulfills its requirements under Section 5.01 of the Indenture.

        5. Construction. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular Section hereof.



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        6. Trustee Acceptance. The Trustee accepts the amendment of the
Indenture effected by this First Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of each of the Issuers and the Guarantors, respectively, and makes no representations as to the validity or enforceability against any of the Issuers and the Guarantors.

        7. Indenture Ratified. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

        8. Holders Bound. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of the Notes heretofore and hereafter authenticated and delivered shall be bound hereby.

        9. Successors and Assigns. This First Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        10. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

        11. Governing Law. This First Supplemental Indenture and the Guarantees hereunder shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.



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        IN WITNESS WHEREOF, the Issuers, the Guarantors and the Trustee have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ISSUERS:

ACME TELEVISION, LLC
ACME FINANCE CORPORATION


                                               ATTEST:


By: /s/ Douglas E. Gealy                       By: /s/ Thomas Allen
    -----------------------------                  -----------------------------
    Douglas Gealy                                  Thomas Allen
    President and Chief Operating                  Executive Vice-President and
       Officer                                        Chief Financial Officer


GUARANTORS:
SUCCESSOR GUARANTORS:

        ACME TELEVISION HOLDINGS OF OREGON, LLC
        ACME TELEVISION HOLDINGS OF TENNESSEE, LLC
        ACME TELEVISION LICENSES OF OREGON, LLC
        ACME TELEVISION LICENSES OF TENNESSEE, LLC
        ACME TELEVISION OF TENNESSEE, LLC
        ACME TELEVISION OF OREGON, LLC

                                                ATTEST:


By: /s/ Douglas E. Gealy                        By: /s/ Thomas Allen
    -----------------------------                   ----------------------------
    Douglas Gealy                                   Thomas Allen
    President and Chief Operating                   Executive Vice-President and
       Officer                                         Chief Financial Officer


 (for each of the above-listed Successors Guarantors)


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ADDITIONAL GUARANTORS:

        ACME TELEVISION LICENSES OF UTAH, LLC
        ACME TELEVISION OF NEW MEXICO, LLC
        ACME TELEVISION OF UTAH, LLC

                                                      ATTEST:


By:  /s/ Douglas E. Gealy                       By: /s/ Thomas Allen
     -----------------------------                  ----------------------------
     Douglas Gealy                                  Thomas Allen
     President and Chief Operating                  Executive Vice-President and
        Officer                                        Chief Financial Officer

(for each of the above-listed Additional Guarantors)

ORIGINAL GUARANTORS:

        ACME TELEVISION LICENSES OF MISSOURI, INC.
        ACME TELEVISION HOLDINGS OF UTAH, LLC
        ACME TELEVISION HOLDINGS OF NEW MEXICO, LLC
        ACME TELEVISION LICENSES OF NEW MEXICO, LLC
        ACME SUBSIDIARY HOLDINGS III, LLC

                                                       ATTEST:


By: /s/ Douglas E. Gealy                        By: /s/ Thomas Allen
    -----------------------------                   ----------------------------
     Douglas Gealy                                  Thomas Allen
     President and Chief Operating                  Executive Vice-President and
        Officer                                        Chief Financial Officer

(for each of the above-listed Original Guarantors)

WILMINGTON TRUST COMPANY


                                                ATTEST:


By:  /s/ Bruce L. Bisson                        By: /s/ C. Paglia
     -----------------------------                  ----------------------------
     Name:  Bruce L. Bisson                         Name:  Charlotte Paglia
     Title:  Vice President                         Title:  Financial Services
                                                            Officer